Exhibit 10.1

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of March 26, 2008, by and between ISTA PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”) and SILICON VALLEY BANK (“Bank”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated on or about December 16, 2005, as may be amended from time to time, (the “Loan Agreement”). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness.”

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents, together with all other documents securing repayment of the Indebtedness shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modification to Loan Agreement.

1.	The definition of “Revolving Line Maturity Date” in Section 13.1 is hereby amended and restated in its entirety to read as follows:

“Revolving Line Maturity Date” is the earliest of (a) March 30, 2009; or (b) the date Bank exercises its remedies under Section 9.1(a).

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay Lender a fee (the “Loan Fee”) equal to $25,000, plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER: ISTA PHARMACEUTICALS, INC.		BANK: SILICON VALLEY BANK

By:	/s/ Lauren P. Silvernail	By:	/s/ Victor Le
Name: Lauren P. Silvernail		Name: Victor Le
Title: Chief Financial Officer		Title: Relationship Manager

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